UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2005

GlycoGenesys, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-26476	33-0231238
(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 422-0674

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On March 4, 2005, GlycoGenesys, Inc. (the “Company”) entered into a Purchase Agreement with certain institutional and accredited investors related to the private placement of up to 6,500 shares of newly designated series D convertible preferred stock, par value $0.01 per share (the “Series D Preferred Stock”), each share currently convertible into 1,000 shares of common stock, and warrants (each a “Warrant”) to purchase a total of 6,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), at a price per share of $1.23, subject to adjustment. Proceeds to the Company from the sale of the securities will be approximately $6.5 million, before deducting commissions and other expenses. The committed purchasers of the units are as follows:

•	Bristol Investment Fund, Ltd.

•	Panacea Fund, LLC

•	WHI Growth Fund, LP

•	NiteCapital LP

•	J. Steven Emerson IRA

•	Enable Growth Partners

•	Alpha Capital Aktiengesellschaft

•	Whalehaven Capital Fund Limited

•	Fusion Capital Fund II, LLC

•	Thomas Elden Investment Trust

•	Lakeview Direct Investments LP

•	Kenneth Malkes

•	Omnicrom Master Trust

•	Cranshire Capital, LP

•	Iroquois Capital LP

•	TCMP3 Partners L.P.

•	James J. Cloutier

•	Eugene A. Cloutier

•	SF Capital Partners Ltd.

•	Double U Master Fund LP

•	Langley Partners, L.P.

•	Richard Salter

The first closing for 2,000 units is scheduled to take place not later than March 15, 2005 and is subject to satisfaction or waiver of customary closing conditions. The second closing is to take place not later than June 1, 2005 and is subject to stockholder approval as well as satisfaction or waiver of customary closing conditions.

The Series D Preferred Stock has the right to receive, in preference to the Common Stock, cumulative dividends at a rate of eight percent per annum, payable quarterly in arrears in cash or shares of Series D Preferred Stock, at the Company’s option. Upon a liquidation, dissolution, winding-up, consolidation, merger, sale of substantially all assets or similar event, the Series D Preferred Stock shall have the right to receive, in preference to the Common Stock and before participating in the remaining assets and funds of the Company, an amount equal to the stated value of the Series D Preferred Stock, initially set at $1,000 per share (subject to adjustment for stock splits, stock dividends and similar events, the “Stated Value”) plus all accrued but unpaid dividends.

The Series D Preferred Stock is convertible into Common Stock pursuant to a formula that divides the Stated Value by the conversion price, initially $1.00 per share (subject to adjustment for stock splits, stock dividends and certain dilutive issuances). After the first anniversary of the first closing, the Company has the right to force conversion of all Series D Preferred Stock if, for a 20 consecutive trading day period, the average closing price of the Common Stock is equal to at least $1.75, the aggregate trading volume during such 20 trading day period exceeds one million shares and customary conditions are satisfied.

On the fourth anniversary of the first closing, the Company shall be required to redeem the Series D Preferred Stock in cash or Common Stock, provided that the Common Stock will be valued at 90% of the 20 trading day volume weighted average price preceding such redemption. The holders of the Series D Preferred Stock have a right to require the Company to redeem the Series D Preferred Stock upon the occurrence of: (i) the Company’s notice to any holders that the Company intends not to comply with proper requests for conversion, (ii) the Company’s failure to deliver, within the requisite time period, shares of Common Stock to any holder of Series D Preferred Stock upon conversion; (iii) the Company’s breach of any material representation or warranty made in the Purchase Agreement or in any of the other transaction documents; or (iv) the Company’s breach of any material covenant or any other material term or condition of the Purchase Agreement or any other transaction document, which such breach has not been cured within 10 days of notice.

The Warrants are exercisable at $1.23 per share for a period of five years, beginning six months from the date the Warrants are issued. The exercise price and number of shares issuable upon exercise are subject to adjustment in the event of stock splits or dividends, liquidation, dissolution, winding-up, consolidation, merger, sale of substantially all assets, or similar event and certain dilutive issuances.

The Series D Preferred Stock and the Warrants will be subject to full ratchet anti-dilution protection.

Until the Company receives shareholder approval, no holder of Series D Preferred Stock may convert or redeem its shares of Series D Preferred Stock, and no person holding the Warrants may exercise its Warrants, to the extent the conversion or redemption of such Series D Preferred Stock or exercise of such Warrants would result in the issuance of more than 19.99% of the Common Stock outstanding on the date of the first closing for purposes of NASD Marketplace Rule 4350(i)(1)(D) or to the extent the Company receives written advice from Nasdaq that such issuance would result in a change of control within the meaning of NASD Marketplace Rule 4350(i)(1)(B).

The Series D Preferred Stock has voting rights but these rights are limited such that each share of Series D Preferred Stock has voting rights equivalent to the number of shares of Common Stock that would be issuable upon dividing the Stated Value by the closing bid price on the date of the first closing. In addition, the Series D Preferred Stock or the Common Stock issuable from the Series D Preferred Stock cannot vote to approve the second closing.

The Company is obligated to register the shares of Common Stock underlying the Preferred Stock and the Warrants for resale on a registration statement to be filed within the earlier of 45 days after the first closing and 5 business days after the second closing. Failure to file a registration statement within the required timeframe will result in the payment of liquidated damages to the purchasers. The Company must use its best efforts to cause the registration statement to become effective within 90 days of the first closing (120 days if the SEC chooses to review the registration statement).

Upon the first and second closings of the private placement, for services rendered as the placement agent for the transaction, the Company will pay to the placement agent an aggregate of $455,000 in cash and will issue to the placement agent warrants to purchase 195,000 shares of Common Stock of the Company at an exercise price of $1.23 per share. The form for such warrant will be the same form used for the purchasers, and furnished with this Report as an exhibit.

The forms of definitive agreements relating to the private placement are furnished as exhibits to this Report. The preceding descriptions of the definitive agreements are summary in nature and do not purport to be complete. This summary should be read in connection with the exhibits hereto. A copy of the press release announcing the private placement is also attached as an exhibit hereto.

Item 3.02 – Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Report is hereby incorporated herein by reference.

The sale of securities referenced in Item 1.01 of this Report have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws, and will be sold in a private transaction exempt from registration pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder.

Item 5.03 – Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company filed a Certificate of Designations, Preferences and Rights of Series D Preferred Stock with the Secretary of State of the State of Nevada on March 7, 2005, a copy of which is attached to this Report as an exhibit. The disclosure under Item 1.01 of this Report with respect to the terms of the Series D Preferred Stock is hereby incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

3.1	Certificate of Designations, Preferences and Rights of Series D Preferred Stock

10.1	Purchase Agreement dated March 4, 2005

10.2	Registration Rights Agreement dated March 4, 2005

10.3	Form of Warrant to Purchase Common Stock

99.1	Press Release dated March 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2005	By:	/s/ Bradley J Carver
Bradley J Carver
President and Chief Executive Officer